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                   CMA(R) Multi-State Municipal Series Trust

                           Certification of Amendment
                            To Declaration of Trust

     The undersigned, constituting at least a majority of the Trustees of CMA(R) Multi-State Municipal Series Trust (the "Trust"), a business trust organized under the laws of Massachusetts, pursuant to the Declaration of Trust of the Trust dated the 6th day of February, 1987, as amended (the "Declaration"), do hereby certify that the Trustees of the Trust have duly adopted the following amendment to the Declaration, as approved by the holders of at least two-thirds of the outstanding shares of each series of the Trust:

VOTED That Section 3.2 of Article III of the Declaration be, and it hereby is, amended so that, as amended, it shall read as follows:

          3.2 Investments. The Trustees shall have power, subject to the Fundamental Policies, to:

               (a) conduct, operate and carry on the business of an investment company;

               (b) subscribe for, invest in, reinvest in, purchase or otherwise acquire, hold, pledge, sell, assign, transfer, exchange, distribute or otherwise deal in or dispose of negotiable or non-negotiable instruments, obligations, evidences of indebtedness, certificates of deposit or indebtedness, commercial paper, repurchase agreements, reverse repurchase agreements, options, futures contracts and options on futures contracts and other securities, including, without limitation, those issued, guaranteed or sponsored by any state, territory or possession of the United States and the District of Columbia and their political subdivisions, agencies and instrumentalities, or by the United States Government or its agencies or instrumentalities, or international instrumentalities, or by any bank, savings institution, corporation or other business entity organized under the laws of the United States and, to the extent provided in the Prospectus and Statement of Additional Information and not prohibited by the Fundamental Policies, organized under foreign laws; and to exercise any and all rights, powers and priviliges of ownership or interest in respect of any and all such investments of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more persons, firms, associations or corporations to exercise and of said rights, powers and privileges in respect of any of said instruments; and the Trustees shall be deemed to have the foregoing powers with respect to any additional securities in which any Series of the Trust may invest should the investment policies set forth in the Prospectus or the Fundamental Policies be amended.

               (c) The Trustees shall not be limited to investing in obligations maturing before the possible termination of the Trust or any Series, nor shall the

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     Trustees be limited by any law limiting the investments which may be made by fiduciaries.

          (d) Notwithstanding any other provisions of this Declaration to the contrary, the Trustees shall have the power in their discretion without any requirement of approval by Shareholders to either invest all or a portion of the Trust Property, or sell all or a portion of the Trust Property and invest the proceeds of such sales, in one or more investment companies to the extent not prohibited by the 1940 Act and any exemptive orders granted under the 1940 Act.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment this 11th day of April, 2002.

/s/ Terry K. Glenn                     /s/ Kevin A. Ryan
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Terry K. Glenn                         Kevin A. Ryan


/s/ Ronald W. Forbes                   /s/ Roscoe S. Suddarth
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Ronald W. Forbes                       Roscoe S. Suddarth


/s/ Cynthia A. Montgomery              /s/ Richard R. West
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Cynthia A. Montgomery                  Richard R. West


/s/ Charles C. Reilly                  /s/ Edward D. Zinbarg
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Charles C. Reilly                      Edward D. Zinbarg

     The Declaration, a copy of which is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that the name "CMA(R) Multi-State Municipal Series Trust" refers to the Trustees under the Declaration collectively as trustees, but not as individuals or personally, and no Trustee, shareholder, officer, employee or agent of the Trust shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of the Trust but the Trust Property only shall be liable.